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Exhibit 10.31

LEASE GUARANTY

        THIS LEASE GUARANTY (this "Guaranty") is made as of July 3, 2003 by The Ensign Group, Inc., a Delaware corporation ("Guarantor"), having an address set forth next to its signature below, in favor of LTC Partners IV, L.P., a Delaware limited partnership, Coronado Corporation, a Delaware corporation, and Park Villa Corporation, a Delaware corporation (collectively "Lessor"), having an address at 22917 Pacific Coast Highway, Suite 350, Malibu, CA 90265, with reference to the following:

RECITALS

A.
Concurrently herewith, Lessor, as lessor, and Adipiscor LLC, a Nevada limited liability company ("Lessee"), as lessee, are entering into that certain lease agreement ("Lease"), of even or approximate date herewith, by and between Lessor and Lessee relating to certain real property and improvements all as more particularly described in the Lease (the "Leased Property"). Capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Lease.

B.
Guarantor has agreed to provide this Guaranty of the payment and performance of Lessee under the Lease as an inducement to Lessor to enter into the Lease, and acknowledges that Lessor would not enter into the Lease but for the Guarantor's execution and delivery of this Guaranty.

        NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby agrees for the benefit of Lessor as follows:

1.
Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and prompt payment by Lessee of all sums to be paid, expended and disbursed by Lessee under the Lease, and the full and prompt performance of all other covenants and conditions of the Lease, at the times and in the manner provided by the Lease.

2.
This is a continuing Guaranty applicable to and guaranteeing the obligations of Lessee to Lessor described in the immediately preceding paragraph and any and all indebtedness, obligations, and liabilities of every kind and character of Lessee to Lessor, whether now existing or hereafter arising, whether due and owing or to become due and owing, howsoever created or arising or evidenced, whether joint or several, or joint and several, whether absolute or contingent, arising out of, in connection with, or relating to the Lease, and all renewals, extensions, increases and rearrangements of such Lease, including any and all amounts owing or which may hereafter become owing thereon or in connection therewith, including, without limitation, any and all amounts of rent, late charges, default interest, attorneys' fees, costs of collection, and other amounts owing thereunder (hereinafter all obligations of Lessee to Lessor described in this paragraph and the immediately preceding paragraph being collectively called the "Guaranteed Obligations"). This Guaranty shall not be affected by any change, modification, alteration, assignment, renewal, compromise, extension, acceleration or supplementation of the Lease (or any part thereof). Lessor shall not be required to give Guarantor any notice of any modification of the Lease, either prior to or after any such modification. This Guaranty shall be unconditional and irrevocable throughout the term of the Lease and any extensions thereof. No act or omission on the part of Lessor and no agreement of any kind between Lessor and Lessee shall in any manner or to any extent release, change, modify or affect the obligation and liability of Guarantor hereunder.

3.
Guarantor hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any indebtedness, obligation or liability to which it applies or may apply, and waives presentment and demand for payment thereof, notice of dishonor or nonpayment thereof, notice of intention to accelerate, notice of acceleration, protest, and notice thereof and all other notices and demands, collection or instigation of suit or any other action by

  Lessor in collection thereof, including any notice of default in payment thereof or other notice to, or demand of payment therefor on, any party.

4.
Guarantor hereby agrees to pay to Lessor its collection costs, including any additional amount for attorneys' fees, but in no event to exceed the maximum amount permitted by law, if the Guaranteed Obligations are not paid by Guarantor upon demand when due as required herein; provided, however, if this Guaranty is enforced by suit or through probate or bankruptcy court or through any judicial proceedings whatsoever, only the prevailing party in such suit or judicial proceeding shall be entitled to collect attorneys' fees and provided further that if it should be necessary to reduce Lessor's claim to judgment, such judgment shall bear interest at the maximum rate permitted by Arizona law.

5.
This Guaranty is an absolute and unconditional guaranty of payment and performance and not of collection by Guarantor. This Guaranty shall be an independent obligation of Guarantor and is independent of the obligations and liabilities of Lessee. Lessor may bring a separate action or actions against Guarantor and exhaust Guarantor's assets, irrespective of whether an action is brought against any other guarantor or Lessee and whether any other Guarantor's assets or Lessee's assets are exhausted. This Guaranty shall be enforceable against Guarantor without the necessity of giving any notice of nonpayment, nonperformance or any notice of demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waive. Guarantor waives its rights to assert any and all defenses that Lessee may be entitled to assert. Guarantor waives any defense arising out of the absence, impairment, or loss of any right of reimbursement or subrogation of other right or remedy of Guarantor(s) against Lessor or any such security, whether resulting from an election by Lessor or otherwise. Guarantor waives any right to require that (a) any action be brought against Lessee or any other person or entity, (b) Lessor enforce its rights against any other guarantor of the Guaranteed Obligations, (c) Lessor proceed or enforce its rights against or exhaust any security given to secure the Guaranteed Obligations, (d) any rights of subrogation, (e) Lessor have Lessee joined with Guarantor or any other guarantor of all or part of the Guaranteed Obligations in any suit arising out of this Guaranty and/or the Guaranteed Obligations, or (f) Lessor pursue any other remedy in Lessor's powers whatsoever. Lessor shall not be required to mitigate damages or take any action to reduce, collect, or enforce the Guaranteed Obligations. Without in any way limiting the generality of the foregoing, Guarantor hereby waives the benefits of Arizona Revised Statues Sections 12-1641, 12-1646 and 44-142 inclusive, and any similar or analogous statutes of Arizona or any other jurisdiction. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Lessee or any other guarantor of the Guaranteed Obligations, and Guarantor shall remain liable hereon regardless of whether Lessee or any other guarantor be found not liable thereon for any reason. Should Lessor seek to enforce the obligations of Guarantor by action in any court, Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Lessee or any other person or entity or that Lessee or any other person or entity be joined in such cause or that a separate action be brought against Lessee or any other person or entity. All waivers herein contained shall be without prejudice to Lessor at its option to proceed against Lessee or any other person or entity, whether by separate action or by joinder. Notwithstanding anything herein to the contrary, Guarantor expressly waives and releases and shall not be entitled to any "claim" (as such term is defined in the Bankruptcy Reform Act of 1978, as amended) that Guarantor may have against the Lessee, whether now or in existence or hereafter arising, including, without limitation, any right of reimbursement from the Lessee or any right of subrogation to the Lessee' rights against the Lessor (including contractual, statutory and equitable rights of reimbursement, subrogation, contribution, and indemnity). All indebtedness of Lessee to Guarantor whether now existing or hereafter arising (including without limitation indebtedness resulting from this Guaranty) is hereby assigned to Lessor to the extent of the amount of this Guaranty as security for the payment of the Guaranteed Obligations. To the extent such indebtedness of Lessee to Guarantor (whether now existing or hereafter arising) exceeds the amount of this Guaranty, such indebtedness is hereby subordinated to the Guaranteed Obligations. Notwithstanding any payment or payments made by Guarantor hereunder or any set off or application of funds of Guarantor by Lessee, Guarantor shall not be entitled to be subrogated to any of the rights of Lessor against Lessee or any collateral security or rights of offset held by Lessor for the payment of the Guaranteed Obligations. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Lessor against Lessee of any of the rights and remedies of Lessor under the Lease or by relief of Lessee from any of Lessee's obligations under the Lease or otherwise by (i) the release or discharge of Lessee in any creditors', receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee's liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from a decision in any court; or (iii) the rejection or disaffirmance of the Lease in any such proceeding. The obligations of Guarantor hereunder shall not be released by Lessor's receipt, application or release of security given for the performance of the Lease. All of Lessor's rights and remedies under the Lease and this Guaranty are intended to be distinct, separate and cumulative, and no such right and remedy in the Lease or this Guaranty is intended to be an exclusion of or a waiver of any other right or remedy of Lessor under the Lease or this Guaranty. Guarantor waives all statutes of limitations affecting its obligations and liabilities hereunder and the enforcement thereof, and this Guaranty shall fully survive the expiration or earlier termination of the Lease.

6.
Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any rights which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)
Any renewal, extension, modification, increase, decrease, alteration, or rearrangement of all or any part of the Lease, Guaranteed Obligations, or any instrument executed in connection therewith, or any contract or understanding between Lessee and Lessor, or any other person or entity, pertaining to the Guaranteed Obligations;

(b)
Any adjustment, indulgence, forbearance, or compromise that might be granted or given by Lessor to Lessee or Guarantor, or any one or more of them, or any person or entity liable on the Guaranteed Obligations;

(c)
The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, death, or lack of power of Lessee or Guarantor or any other person or entity at any time liable for the payment or performance of all or part of the Guaranteed Obligations; or any dissolution of Lessee or Guarantor or any sale, lease, or transfer of any or all of the assets of Lessee or Guarantor or any changes in the shareholders, partners, or members of Lessee; or any reorganization of Lessee or Guarantor;

(d)
The invalidity, illegality, or unenforceability of all or any part of the Lease, Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, Lessee has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Lessee, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible, or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

  (e)
  Any full or partial release of the liability of Lessee of the Guaranteed Obligations or any part thereof, of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person or entity, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding of agreement that other parties other than Lessee will be liable to perform the Guaranteed Obligations, or Lessor will look to other parties to perform the Guaranteed Obligations;

  (f)
  The taking or accepting of any other security, collateral, or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

  (g)
  Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including, without limitation, negligent, willful, unreasonable, or unjustifiable impairment) of any collateral, property, or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

  (h)
  The failure of Lessor or any other person or entity to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

  (i)
  The fact that any collateral, security, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability, or value of any of the collateral for the Guaranteed Obligations;

  (j)
  Any payment by Lessee to Lessor is held to constitute a preference under the bankruptcy laws, or for any reason Lessor is required to refund such payment or pay such amount to Lessee or someone else;

  (k)
  Any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations; or

  (l)
  The fact that all or any of the Guaranteed Obligations cease to exist by operation of law including, without limitation, by way of discharge, limitation, or tolling thereof under applicable bankruptcy laws.

7.
If Lessee pays or performs all or any portion of the Guaranteed Obligations or if Lessor receives payment or performance of all or any portion of the Guaranteed Obligations from any other party or source (in either case, such payment or performance being referred to herein as the "Payment"), and if, subsequently, any claim with respect to any Payment is made by (i) Lessee; (ii) any successor of Lessee (including without limitation, any Trustee appointed in any case commenced by or against Lessee or any successor of Lessee under the United States Bankruptcy Code or any other debt relief or consolidation laws); or (iii) any other party ((i), (ii) and (iii) aforesaid being individually and collectively referred to herein as the "Claimant"), including but not limited to any claim for avoidance of any obligation or transfer (including without limitation any payment to Lessor of all or any portion of the Guaranteed Obligations, or recovery of any money, property or asset transferred to Lessor in connection with any agreement or otherwise, because of any assertion that such obligation or transfer constitutes a preferential transfer, fraudulent conveyance, disguised mortgage or any other reason whatsoever), then Guarantor's obligations under this Guaranty with respect to the Payment shall not be deemed to have been satisfied. In that event, and without limiting any of the other obligations or liabilities of Guarantor (or Lessor's other rights or remedies) under this Guaranty, Guarantor shall remain fully and unconditionally liable for the Payment if and to the extent that Lessor (either voluntarily or involuntarily) disgorges or otherwise repays or returns all or any portion of the Payment to the Claimant. Guarantor shall, and hereby does, indemnify, defend, protect and hold harmless Lessor from any claim with respect to the Payment, the Obligations and any and all other matters pertaining to this Guaranty, including but not limited to any claim to recover all or any portion of the Payment by any Claimant. Said indemnity shall include Guarantor paying all reasonable attorneys' fees and costs expended by Lessor through counsel of Lessor's own choosing in connection with the Payment. Lessor shall have full authority in its sole discretion to compromise or settle any claim affecting or in respect of the Payment. If, as part of any such compromise or settlement, all or any portion of the Payment is disgorged, repaid or returned by Lessor to any Claimant, then Guarantor shall be obligated and be fully liable to Lessor for payment and satisfaction of the Payment (or such portion thereof) as is disgorged, repaid or returned by Lessor.

8.
This Guaranty shall inure to the benefit of Lessor and its successors and assigns, including without limitation any entity taking title to the Leased Property by means of foreclosure or otherwise, and shall be binding upon Guarantor and its successors and assigns. Lessor's rights under this Guaranty may be assigned by Lessor, in Lessor's sole and absolute discretion, with notice to Guarantor but without the consent of Guarantor. Payment of all amounts hereunder shall be made at the offices of Lessor at 22917 Pacific Coast Highway, Suite 350, Malibu, CA 90265, or such other location as Lessor may elect upon written notice to Guarantor.

9.
Any notice, demand, request, consent, approval, or other communication required or permitted to be given hereunder shall be given in writing by registered or certified mail, return receipt requested and postage prepaid, overnight delivery service addressed to the respective parties (a) if to Guarantor, at the address set forth following Guarantor's signature below, or (b) if to Lessor, at the address set forth in the preamble above, respectively, or to such other address as such party may hereafter designate by a notice pursuant to this paragraph. All notices sent hereunder in the manner(s) permitted above (including notice sent by overnight delivery service) shall be deemed effective upon proof of delivery.

10.
This Guaranty shall not be wholly or partially satisfied or extinguished by Guarantor's payment of any amount hereunder, including payment of all amounts due as of any specified date, but shall continue in full force and effect as against Guarantor for the full amount as to all Guaranteed Obligations.

11.
Guarantor hereby represents and warrants to Lessor that (i) this Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is or will become, on or after the date hereof, indebted; (ii) Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty; (iii) Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guaranty; (iv) Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with Guarantor constitutes an unreasonably small amount of capital; or (v) Guarantor does not intend to incur debts that will be beyond the Guarantor's ability to pay as such debts mature.

12.
The Guaranty is made, negotiated and entered into in Arizona and shall be governed by the laws of Arizona. Any action pertaining to this Guaranty shall be brought, if a state action, the Superior Court for Maricopa County, Arizona and, if a federal action, in the United States District Court for Arizona at its chambers located in Phoenix, Arizona.

13.
Guarantor shall furnish to Lessor all such financial statements and other information relating to the financial condition, properties, and affairs of such Guarantor as Lessor may from time to time reasonably request.

14.
This Guaranty shall not be changed orally, but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought.

15.
The masculine and neuter genders used herein shall each include the masculine, feminine and neuter genders and the singular number used herein shall include the plural number. The words "person" and "entity" shall include, without limitation, individuals, corporations, partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, and governments and any agency or political subdivision thereof.

16.
This Guaranty in no way limits Lessee's liability or obligations under the Lease.

17.
Any term or provision of this Guaranty which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Guaranty or affecting the validity or enforceability of any of the terms or provisions of this Guaranty in any other jurisdiction. If any provision of this Guaranty is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

18.
If Guarantor consists of more than one person or entity, the obligations hereunder shall be joint and several.

GUARANTOR:

THE ENSIGN Group LLP,
a Delaware corporation

By:	/s/ CHRISTOPHER R. CHRISTENSEN Christopher R. Christensen President

Address:
Attn: General Counsel
32232 Paseo Adelanto, Suite 100
San Juan Capistrano, CA 92675

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LEASE GUARANTY